Exhibit 99.1

Joint Filing Agreement (incorporated by reference to Exhibit 1 to the Amendment No. 1 to Schedule 13D filed by Zeff Capital, LP, Zeff Holding Company, LLC and Daniel Zeff on August 23, 2018).

ZEFF CAPITAL, LP
By: Zeff Holding Company, LLC,
as general partner

/s/ Daniel Zeff, Manager	08/02/2023
**Signature of Reporting Person	Date